                                                                   EXHIBIT 10.6


                                   AGREEMENT

         THIS AGREEMENT is entered into by and between Carolina Investors, Inc. ("CII") and Prime Investors, Inc. ("Prime").

                                    RECITALS

         1. Prime is in the business of making home equity loans and providing credit underwriting to residents of South Carolina and such other states as the parties may agree to from time to time, secured by first and second residential mortgages.

         2. CII is willing to provide funds with which certain loans originated by Prime ("Qualified Mortgages") may be closed and funded, with each such loan to be immediately assigned to CII at closing, in consideration of the funds so advanced by CII.


         3. CII will attempt to package and sell blocks of Qualified Mortgages except as set forth herein. CONFIDENTIAL PORTIONS DELETED


                                   AGREEMENT

         1. Funding of Loans. From time to time during the term of this Agreement, Prime will submit Loan Approval Information and Funding Requests to CII substantially in the form of the attached Exhibits A1 and A2 with respect to Qualified Mortgages. Each such Funding Request will be submitted not less than two (2) days prior to the proposed closing date or funding date, whichever applies, of such Qualified Mortgage and CII will promptly advise Prime of its approval or disapproval, which shall be within CII's sole discretion, of each such Funding Request.

         a. For purposes of this Agreement, the term "Qualified Mortgage" means a first or second mortgage home loan which is made by Prime and closed by Prime's attorney in compliance with all applicable federal, state and local statutes, rules and regulations and which meets the underwriting criteria of this Agreement set forth on Exhibit B, as such underwriting criteria may be modified from time to time by the parties.
                 CII shall be entitled to audit Prime's credit underwriting standards and practices on a quarterly basis upon fifteen (15) day prior written notice.

         b. Upon CII's approval of a Funding Request for a Qualified Mortgage, Prime shall retain an approved attorney, listed on the attached Exhibit C (such list of approved attorneys may be amended and supplemented from time to time by mutual agreement of the parties) to close such Qualified Mortgage and shall direct such attorney as follows:


                 (i) The Qualified Mortgage shall be closed with Prime as Lender in compliance with all applicable statutes, rules and regulations, with the documentation listed on the attached Exhibit D and such additional documentation as such attorney deems necessary or advisable to comply with applicable law (all such documentation is referred to herein collectively as "Loan Documents"), to document adequately the loan and to record and perfect the Lender's security interest and lien over all collateral for the loan.

                  (ii)    Not less than    CONFIDENTIAL PORTIONS DELETED
                          business days prior to the Qualified Mortgage closing or funding date, whichever applies, such attorney will request funding of such loan by providing a certificate to CII substantially in the form of Exhibit E, which certificate shall be transmitted to CII by facsimile and overnight mail.

                 (iii) Upon receipt of the aforesaid closing attorney's certificate with respect to an approved Qualified Mortgage, CII shall fund the amount of such loan by wire transfer or Automated Clearing House Transfer to the closing attorney's account.

                  (iv) Upon the closing of a Qualified Mortgage, Prime will provide the closing attorney with a duly executed assignment of such Qualified Mortgage to CII substantially in the form of Exhibit F.

                   (v) No later than the first business day following the closing or funding date, whichever applies, of a Qualified Mortgage, the closing attorney shall forward to CII by overnight mail, the original Mortgage Note signed by the borrower, a certified copy of the assignment of such Qualified Mortgage (Note and Mortgage) to CII and a copy of the Mortgage as executed by the Borrower, certified by the closing attorney to be a true and correct copy, including a recorder's receipt showing recordation of such Mortgage in the appropriate governmental office.


                  (vi) The remaining Loan Documents will be forwarded by the Closing Attorney to Prime which will promptly, and in any event prior to the expiration of CONFIDENTIAL PORTIONS DELETED days, deliver such Loan Documents to CII; with exception of the Recorded Assignment and Mortgage which will be delivered to CII prior to the expiration of 30 days, unless delay is requested of and authorized by CII for reasonable cause.

                 (vii) Notwithstanding the foregoing, in the event that the Qualified Mortgage is a construction/permanent loan or a multiple disbursement home improvement loan, then the amount funded at closing and any subsequent draws will be based upon CII's normal operating procedures which are attached hereto as Exhibit G. The sale of such loans under 2 below will not occur until the construction loan or home improvement loan is fully disbursed and converted to permanent status.


         2. Sale of Loans. CII will package blocks of Qualified Mortgages and sell them to institutional buyers on a monthly basis.


                                  CONFIDENTIAL PORTIONS DELETED

         a.

         b. The term "Loss" shall mean the amount of any shortfall between the sales proceeds received by CII and the total amount of advances made to fund the closing of such loans (less any principal repayments received by CII from the borrowers of such loans).

         c.               CONFIDENTIAL PORTIONS DELETED     shall retain all
                 interest on loans which accrues through the date of sale of such loan, regardless of whether such interest is paid by the borrower or handled as a prorated item upon the sale of such loans.

         d. CII shall render an accounting to Prime of each block of loans sold, specifying the loans included in such block, the identity of the buyer, the purchase price and terms of the
                 sale, CONFIDENTIAL PORTIONS DELETED    Upon reasonable notice
                 to CII, Prime shall have the right, at its own expense, to inspect the books and records of CII in order to confirm the accuracy of such accountings.

         2.1 Unsold Blocks of Qualified Mortgages. In the event that CII chooses not to sell a block of Qualified Mortgages pursuant to 2. above, but instead wishes to hold such block as part of its own portfolio, then CONFIDENTIAL PORTIONS DELETED

         a. The term "average holding period", as used herein means the median elapsed term of all of the Qualified Mortgages in a block, measured from the date on which each Qualified Mortgage was funded to or for the benefit of the borrower, e.g. the average holding period exceeds one month when one-half or more of the Qualified Mortgages have an elapsed term of 30 days or more.

         3. Primary Financing Only ("PFO") Loans. "PFO" loans are defined as second mortgage loans closed in conjunction with a first mortgage loan. Prime shall close and CII shall purchase "PFO" loans based upon the criteria as
outlined in Exhibit H.    CONFIDENTIAL PORTIONS DELETED


         4.      Representations and Warranties.

         a.      CII hereby represents and warrants as follows:

                  (i) CII is a corporation duly organized, validly existing and in good standing under the laws of South Carolina and is qualified to do business in each other jurisdiction in which such qualification is required or where CII maintains an office or does substantial business.

                 (ii) All corporate actions required to be taken by or on behalf of CII to authorize its execution of this Agreement and the performance of its obligations hereunder have been fully and properly taken. The execution and consummation of this Agreement and the transactions contemplated hereby do not and will not violate any corporate charter, bylaw, contract, indenture, agreement, covenant or understanding by which CII is bound or to which is a party, or any applicable law or regulation; or require the consent of any governmental authority (unless such consent has been obtained).

                 (iii) CII is in compliance with all applicable laws and regulations. There are no actions, suits or proceedings pending, or, to the knowledge of CII, threatened against CII in any court or before any administrative or regulatory agency the adverse outcome of which CII would have a material adverse effect on the assets and business of CII.

         b.      Prime hereby represents and warrants as follows:


                   (i) Prime Investors, Inc. is a corporation duly organized, validly existing and in good standing under the laws of South Carolina and is qualified to do business in South Carolina and in each other jurisdiction in which such qualification is required or where it maintains an office or does substantial business.


                  (ii) Prime possesses all necessary licenses and meets all other legal requirements to lend funds giving rise to Qualified Mortgages and to sell Qualified Mortgages to CII.

                 (iii) All corporate actions required to be taken by or on behalf of Prime to authorize its execution of this Agreement and the performance of its obligations hereunder have been fully and properly taken. The execution and consummation of this Agreement and the Qualified Mortgages contemplated hereby do not and will not violate any corporate charter, bylaw, contract, indenture, agreement, covenant or understanding by which Prime is bound or to which is a party, or any applicable law or regulation; or require the consent of any governmental authority (unless such consent has been obtained).

                  (iv) Prime is in compliance with all applicable laws and regulations. There are no actions, suits or proceedings pending, or, to the knowledge of Prime, threatened against Prime in any court or before any administrative or regulatory agency the adverse outcome of which Prime would have a material adverse effect on the assets and business of Prime.

                   (v) No fee or other charges shall be made by Prime with respect to any loan hereunder except for fees which are reasonable and customary in the locality for the services provided and which are imposed in full compliance with all applicable federal, state and local laws and regulations.


                  (vi) The owners of Prime, including all beneficial owners, are listed on Exhibit I. Each such owner agrees by execution of this Agreement that it will not sell, assign or transfer any of its ownership interest in Prime to anyone other than those persons listed in
                          Exhibit I without first offering such interest to CII, in writing, upon the same terms and conditions as the proposed sale, assignment or transfer to a third party. CII shall have ten (10) days after the receipt of such offer to accept such offer. Prime agrees that it will not sell, assign or transfer all or substantially all of its assets without first offering such assets to CII, in writing, upon the same terms and conditions as such proposed sale.

                  (vii) Prime will offer to CII under this Agreement all of the Qualified Mortgages which it underwrites or
                          generates, up to   CONFIDENTIAL PORTIONS DELETED
                          face amount per month, but not less than
                          CONFIDENTIAL PORTIONS DELETED      face amount per
                          month, unless both CII and Prime agree otherwise, by written amendment of this Agreement.

                 (viii) During the term of this Agreement, Prime shall not make loans


                                  CONFIDENTIAL PORTIONS DELETED

         (c) Representations and warranties with respect to Qualified Mortgages. At the time of transfer and conveyance of each Qualified Mortgage to CII, Prime hereby represents and warrants to CII (which representations and warranties shall survive the purchase and shall continue in full force and effect until such Qualified Mortgages are paid in full) with respect to each such Qualified Mortgage, as follows:

                   (i) Prime is the sole and lawful owner of the Qualified Mortgage and CII will receive good and marketable title thereto free and clear of any and all liens, encumbrances, claims and rights of any party whatsoever.

                  (ii) No previous transfer or assignment of the Qualified Mortgage will be effective and no other party has any option of first refusal or other arrangement to acquire, directly or indirectly, the Qualified Mortgage.


                 (iii) All Qualified Mortgage Loan Documents (i) conform to all applicable laws and regulations; (ii) are true, valid, genuine and complete in all respects; (iii) are enforceable against borrower in accordance with their terms; and (iv) are subject to no defense, claim or disability, counterclaim, offset or pending bankruptcy. No defense, claim, disability, counterclaim, or offset as described above will arise against CII by virtue of the sale of the Qualified Mortgage or assignment of the Qualified Mortgage Documents under this Agreement. No suit, foreclosure or any other legal action or preceding has been brought by Prime in accordance with its handling of the Qualified Mortgages.


                  (iv) All Qualified Mortgage Loan Documents are completed in compliance with all applicable laws and regulations, and all computations made with respect to any Qualified Mortgages are accurate.

                   (v) Each action taken by Prime with respect to the Qualified Mortgage and each Note, loan application, agreement, form, letter, notice, statement, or other materials used by Prime in connection with the origination, servicing and sale of each such Qualified Mortgage, complies in all material respects with all applicable laws and regulations, including without limitation: the Consumer Credit Protection Act and Regulation Z under Title I thereof; laws respecting obtaining and/or using credit reports and other information concerning individuals (including, without limitation, the Fair Credit Reporting Act); the Equal Credit Opportunity Act and Regulation B thereunder; laws relating to unfair, deceptive, or unconscionable acts and practices; laws governing the sale of insurance (including, without limitation, credit life insurance); federal laws and regulations relating to such Qualified Mortgages (including without limitation, the Real Estate Settlement Practices Act, as amended); the Flood Disaster Protection Act; and all applicable federal, state and local statutes, regulations, ordinances, and administrative rulings.

                   (vi) There is due and owing on the Qualified Mortgage the amount represented by Prime to be due thereon.

                  (vii) With respect to each Qualified Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated, serving and named in such deed of trust. Except in connection with a trustee's sale after default by the obligor, no fees or expenses are payable by Prime to the trustee under any deed of trust.


                 (viii) The Qualified Mortgage has not arisen from a renewal granted for the purpose of concealing from CII a delinquency, and no collateral purporting to secure the Note has been repossessed or disposed of or foreclosed against by Prime. No officer, director, partner, employee or agent of Prime (or of any assignor of the Qualified Mortgage or of any broker referring the Borrower under the Qualified Mortgage), nor Prime has received any direct or indirect benefit, fee, commission or other consideration or value from any Borrower or from anyone else in connection with the Qualified Mortgage (other than as disclosed to CII in writing); nor has any such person made, directly or indirectly, any payment on the Note or on any of its officers, directors, partners, employees or agents has made any agreement with any Borrower providing for any variation of the interest rate, schedules of payment or other terms and conditions of the Note; and neither Prime or any of its officers, directors, partners, employees or agents has received a request for approval of, or notice of any proposed assumption, loss draft or payoff of, the Qualified Mortgage.


                   (ix) A lender's title insurance policy regarding each Qualified Mortgage became effective as of the origination of such Qualified Mortgage, is, and shall be, valid and is, and shall remain, in full force and effect; such title insurance shows whether any prior lien secures an open-end obligation requiring future advances; any such insurance policy has been issued by a title insurer qualified to do business in the state in which the real property subject to a Qualified Mortgage is located, insuring the priority of the lien of the loan in the original principal amount of such loan, which policy is in the then current American Land Title Association or a state land title association form customarily used in the state in which the insured property is located.

                    (x) The real property under each Qualified Mortgage is insured, under standard homeowner's hazard and casualty insurance policies, with appropriate mortgagee clauses, for an amount equal to the loan amount or more.

                   (xi) All real estate appraisals made in connection with each Qualified Mortgage shall have been performed in accordance with industry standards in the appraising industry in the area where the appraised property is located. Any disputes regarding appraisal accuracy shall be submitted to an impartial appraiser, appointed by CII, whose judgment shall be determinative as to the accuracy of any appraisal.

                  (xii) There shall be no homestead or other exemption available to the obligor of any Qualified Mortgage which would interfere with the right to sell at a trustee's sale or the right to foreclosure.

                 (xiii) There shall be no holder in due course claim or any claim against any third party available to the obligor of any Qualified Mortgage which would interfere with the Mortgagee's right to enforce the Qualified Mortgage, to sell at a trustee's sale, or the right to foreclosure.

                  (xiv) Prime shall be responsible for the misfeasance, malfeasance or fraudulent acts of its employees or agents.


                   (xv) The Qualified Mortgage is secured by a valid and subsisting first or second priority lien or security interest on the property as reflected in the Loan Documents, and such lien or security interest in or on Borrower's real and personal property collateralizing the Note (including fixtures) is valid and has been properly filed, recorded (or received by the title insurance company for recording) or otherwise perfected in accordance with applicable law; and the Qualified Mortgage is insured by a mortgage title insurance policy (or commitment for same, the conditions having been satisfied).


                  (xvi) Each of the above representations and warranties (a) applies to any and all Qualified Mortgages sold to CII hereunder; (b) is for the benefit of CII and each of its successors and assigns; (c) continues in full force and effect for so long as the Note remains outstanding and for such time as CII is subject to any risk of loss or liability as to any Qualified Mortgage purchased from Prime hereunder; (d) is in addition to any other specific warranties contained elsewhere herein; and (e) is made by Prime on its behalf and on the behalf of any third party originator of any Qualified Mortgage which may be sold hereunder in accordance with Section 2.

         5.      Limited Power of Attorney.

         a) Prime hereby makes, constitutes and appoints CII, its successors and assigns, as PrimE's true and lawful attorneys, with full power substitution in name of Prime or otherwise, whether in relation to real, personal, tangible or intangible property, to do any and all of the following:

                   (i) To bill, demand, sue for, receive, collect, sign, endorse, assign or comprise any and all notes, checks, money orders or monies due on any Qualified Mortgages sold to CII, and to receive, sign, endorse, or assign any orders, certificates, insurance policies and all benefits under any other instruments or documents as may from time to time be necessary or appropriate to accomplish the sales and transfers provided for by this Agreement;

                  (ii) To complete, execute and record any assignment or other document, including financing statements covering any such collateral;

                 (iii) To exercise or perform any act, power or duty that Prime has or would have in connection with the Qualified Mortgages purchased by CII, or which are reasonable in order to protect CII's interest in the collateral securing said Qualified Mortgage.

         b. Prime agrees that the foregoing powers are coupled with an interest and are irrevocable notwithstanding Prime's dissolution, merger, consolidation or other corporate reorganization or structural change or any other reason whatsoever.

         c. Prime will, at CII's reasonable request from time to time, execute one or more appropriate separate instruments evidencing the powers granted CII in this Section, in form suitable for recordation.

         6.      Opinion of Counsel; Certified Resolutions.

         a. Prior to the time that CII first purchases any Qualified Mortgages from Prime under this Agreement, Prime shall provide to CII an Opinion of Counsel to Prime, in form and substance satisfactory to CII, stating that as of the date of such
                 Opinion:

                 (i) Prime (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization; (b) has the requisite power and authority and the legal right to conduct its business as now and heretofore conducted; (c) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, all governmental authorities having jurisdiction, to the extent required to conduct its business as now conducted in all locations where it conducts business, and to the extent necessary to assure the enforceability of each Note and Mortgage in any location in which any mortgaged property is located; and (d) is in compliance with its certificate of incorporation and bylaws or other governing documents.

                  (ii) The execution, delivery and performance of this Agreement and all instruments and documents delivered or to be delivered by Prime pursuant to this Agreement, and the origination and sale by Prime of each Qualified Mortgage hereunder (a) are within Prime's corporate power and authority; (b) have been duly authorized by all necessary or proper corporate action; (c) are not in contravention of any provision of Prime's certificate of incorporation or bylaws;
                          (d) will not violate any law or regulation or any order or decree of any court or governmental authority; (e) will not conflict with or result in the breach of, or constitute a default with respect to, any agreement or other instrument to which Prime is a party or by which Prime of any of its property is bound; and (f) do not require any filing or registration with, or the consent or approval of, any governmental authority or any other person which has not been made or obtained previously.

                 (iii) This Agreement has been duly executed and delivered by Prime, and is a valid, legal and binding obligation of Prime enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (iv) No action, claim, or proceeding is now pending or, to the knowledge of counsel, threatened against Prime at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators which, if adversely determined, (a) would result in a liability of Prime in an amount greater than $10,000, (b) questions the validity of any Note or Security Instrument, or (c) could, wither individually or in the aggregate, result in any material adverse change in the business, operations, property or financial or other condition of Prime.

         b. Certified copies of any resolution or document of consent of the board of directors or other appropriate governing body of Prime authorizing the execution of this Agreement and the performance of its obligations hereunder, and evidencing the authority of the executing officer(s) to execute this Agreement and all other documents, instruments and certificates related hereto and to the transactions contemplated hereunder.

         7. Meetings and Financial Statement. The principal officers of CII and Prime agree to meet on a quarterly or more frequent basis to discuss all information pertinent to this Agreement, its implementation and continuation. Each party will provide the other with copies of its quarterly financial statements, including balance sheet, income statement and statement of changes in financial position, all within 30 days of the close of each fiscal quarter.

         8.      Term of Agreement; Damages For Wrongful Termination or Breach.

         a. The term of this Agreement shall be five (5) years. Either party shall be entitled to terminate this Agreement upon twelve (12) months prior written notice given to the other party, provided that such notice is given after November 1, 2000.

         b. If either party causes a Wrongful Termination of this Agreement, as defined below or fails to cure a material breach of its obligations hereunder within 30 days after written demand by the other party, then the other party (the "Injured Party") shall be entitled to recover from such party, as
                 damages, an amount equal to the       CONFIDENTIAL PORTIONS
                 DELETED              earned by the Injured Party under this
                 Agreement during the preceding twelve (12) months.

         c. A Wrongful Termination shall include any termination other than:

                   (i) Termination by mutual written agreement of the parties;

                  (ii)    Termination by CII in the event that
                          CONFIDENTIAL PORTIONS DELETED.

                 (iii) Termination by twelve (12) months prior written notice to the other party, provided that such notice is given after November 1, 2000.


         9. Notices. Any notice or demand which is required or permitted to be given by a provision of this Agreement shall be deemed to have been sufficiently given if either served personally or sent by prepaid first class, registered or certified mail, addressed to the party at its address set forth below:

         Buyer:  Dennis W. Canupp
                 Carolina Investors, Inc.
                 208 Garvin Street
                 P.O. Box 998
                 Pickens, SC 29671

         Seller: Kelly Ahrens
                 Prime Investors, Inc.
                 1447 E. Main Street
                 Spartanburg, SC 29307

Either party may change its address by written notice to the other.

         10. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, inducements or other provisions other than those expressed in writing herein. All changes, additions or deletions hereto must be made in writing and signed by each of the parties hereto.

         11. No Agency. This Agreement and transactions entered into pursuant hereto shall not create between the parties a relationship agency, legal representation, joint venture, partnership or employment, and the parties agree that neither party is in any way authorized to make any contract, agreement, warranty or representation, or to create any obligations, express or implied, on behalf of the others.

         12. Survival of Provisions. All of the covenants, agreements, representations and warranties made herein by the parties hereto shall survive and continue in effect after the termination of the Agreement or the consummation of the transactions contemplated hereby. This Agreement may be executed in counterparts, all of which, taken together, shall constitute one and the same instrument.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina and any applicable federal laws. In event of litigation, parties irrevocably designate venue as Pickens County, South Carolina.


                           Carolina Investors, Inc.


                           By:
                              ------------------------------------

                                                                    CEO
                              ------------------------------------,


Attest:

- -----------------------
Secretary

                           Prime Investors, Inc.

                           By:
                               -----------------------------------

                               -----------------------------------
                                                                (Title)
Attest:                                  (Corporate Seal)

- -----------------------
Secretary

                                    EXHIBITS



A1.      Loan Approval Information
A2.      Funding Request
B.       Underwriting Criteria
C.       Approved Attorneys
D.       Loan Documentation
E.       Closing Attorney Certificate
F.       Assignment of Qualified Mortgage
G.       Procedures for Construction, Multi Disbursement and Home Improvement
           Loans
H.       Primary Financing Only ("PFO")
I.       Owners of Prime
J.       Carolina Investors Brokers